SEPARATION AND

RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT(“Agreement”) is made and entered into by and between James J. Hagan (“Employee”) and DOLLAR GENERAL CORPORATION, and its successor or assigns (“Company”).

WHEREAS, Employee and Company have agreed that Employee’s employment with Dollar General Corporation shall terminate on the Termination Date (as defined below);

WHEREAS, Employee and Company desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Employee’s employment, and his termination of employment, with appropriate releases, in accordance with the Agreement;

WHEREAS, the Company desires to compensate Employee for service he has provided or will provide for the Company;

NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1.

Termination Date and Obligations until Termination Date

Employee agrees that his employment with the Company will terminate on a date as determined by Company’s Chief Executive Officer, in his reasonable discretion, but no later than June 15, 2004 (the “Termination Date”). This Agreement supersedes all prior understandings and agreements relating to employment of Employee. The respective rights and obligations of the parties shall be governed hereafter by the terms of this Agreement. Until the Termination Date, Employee shall continue to perform in good faith his duties as the Company’s Executive Vice President and Chief Financial Officer, including duties reasonably assigned to him in that role by the Company’s Chief Executive Officer. Until the Termination Date, Employee shall continue to receive his base salary and all other benefits to which he is currently entitled.

2.

Claims Released Under This Agreement.

In exchange for receiving the payments described in Paragraph 1 and 5 herein and for other consideration, Employee hereby voluntarily and irrevocably waives, releases, dismisses with prejudice, and withdraws all claims, complaints, suits or demands of any kind whatsoever (whether known or unknown) which he ever had, may have, or now has against Company and other current or former subsidiaries or affiliates of the Company and their past, present and future officers, directors, employees, agents, insurers and attorneys (collectively, the “Releasees”), arising from or relating to (directly or indirectly) his employment or the termination of his employment or other events that have occurred as of the date of execution of this Agreement, including but not limited to:

a.

claims for violations of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, 42 U.S.C. § 1981, the National Labor Relations Act, the Labor Management Relations Act, Executive Order 11246, Executive Order 11141, the Rehabilitation Act of 1973, or the Employee Retirement Income Security Act;

b.

claims for violations of any other federal or state statute or regulation or local ordinance;

c.

claims for lost or unpaid wages, compensation, or benefits, defamation, intentional or negligent infliction of emotional distress, assault, battery, wrongful or constructive discharge, negligent hiring, retention or supervision, fraud, misrepresentation, conversion, tortious interference, breach of contract, or breach of fiduciary duty;

d.

claims to benefits under any bonus, severance, workforce reduction, early retirement, outplacement, or any other similar type plan sponsored by the Company (except for benefits specifically provided hereunder or to which he is otherwise entitled, e.g., payment under the Company’s 2003 bonus plan for officers); or

e.

any other claims under state law arising in tort or contract.

Notwithstanding the foregoing, nothing herein is intended to nor shall it be deemed to end Company’s undertaking to pay any legal fees incurred by Employee in connection with the SEC investigation into the Company’s restatement of its financial statements for fiscal years 1998 and 1999 and for certain unaudited financial statements for fiscal year 2000.

3.

Claims Not Released Under This Agreement.

In signing this Agreement, Employee is not releasing any claims that may arise under the terms of this Agreement or which may arise out of events occurring after the date of this Agreement.

Employee is also not releasing claims to benefits that he is already entitled to receive under any of the Company’s benefits plans currently in place.  However, Employee understands and acknowledges that nothing herein is intended to or shall be construed to require the Company to institute or continue in effect any particular plan or benefit sponsored by the Company and the Company hereby reserves the right to amend or terminate any of its benefit programs at any time in accordance with the procedures set forth in such plans.

Nothing in this Agreement shall prohibit Employee from engaging in protected activities under applicable law or from communicating, either voluntarily or otherwise, with any governmental agency concerning any potential violation of the law.

4.

No Assignment of Claim.  Employee represents that he has not assigned or transferred, or purported to assign or transfer, any claims or any portion thereof or interest therein to any party prior to the date of this Agreement.

5.

Compensation.  In exchange for the release of claims set forth herein, the agreement in Paragraph 6 below, and other valuable consideration, the Company agrees to continue Employee’s base salary (as of the Termination Date) for a period of 24 months from the Termination Date, less appropriate deductions of federal and state withholding and other taxes. If employee dies before full receipt of such payment, his spouse or his estate, as determined by the terms of his will or through the probate of his estate, shall be paid the amount (or remainder of the amount) provided in this Paragraph 5. Payments made under this Paragraph 5 shall not be deemed the continuation of Employee’s employment for any purpose.

6.

Non-Interference and Agreement not to Work for a Competitor

In exchange for the payment referenced in Paragraph 5 above and for other consideration, Employee covenants and agrees not to obtain work in a Competitive Position (as defined below) for 24 months after the Termination Date. For purposes of this Agreement, “Competitive Position” shall mean any employment, consulting, advisory, directorship, agency, promotional or independent contractor arrangement between the Employee and (i) any person or entity engaged wholly or in material part in the business in which the Company is engaged, including but not limited to such other similar businesses as Wal-Mart, Family Dollar Stores, Fred’s, the 99 Cents Stores and Dollar Tree Stores or (ii) any person or entity then attempting or planning to enter the business in which the Company is engaged (i.e., the deep discount consumable basics retail business) whereby the Employee is required to or does perform services on behalf of or for the benefit of such person or entity which are substantially similar to the services Employee participated in or directed at any time while employed by the Company or any of its affiliates.

Employee also covenants and agrees that, for 24 months after the Termination Date, he will not directly or indirectly, alone or in conjunction with any other person or entity, actively recruit, solicit, attempt to solicit, or induce any person who is an exempt employee of the Company or any of its subsidiaries to leave or cease such employment for any reason whatsoever or to hire or engage the services of any such person in any Competitive Position.

7.

Return of Materials

Upon the Employee’s Termination Date, Employee shall return to the Company all written or descriptive materials of any kind or any equipment or other property belonging to the Company or its affiliates, including without limitation any originals, copies and abstracts of documents containing proprietary information, intellectual property, confidential information, or trade secrets or any electronic or other equipment in Employee’s possession or control. Employee shall make arrangements either to purchase or return his Company car within one week of his Termination Date.

8.

Publicity; No Disparaging Statement.  Employee and the Company covenant and agree that they shall not engage in any communications which shall disparage one another or interfere with their existing or prospective business relationships. However, nothing contained herein is attempted to nor shall it be deemed to restrict any communication or disclosure required by law.

9.

No Admission Of Liability.  This Agreement shall not in any way be construed as an admission by the Company or Employee of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person, on the part of itself or himself, its or his employees or agents.

10.

Governing Law/Notice

This Agreement is executed in Tennessee and is governed by and shall be interpreted under the laws of the State of Tennessee. Any notices required hereunder shall be in writing and addressed as follows:

If to the Company:

If to the Employee:

Dollar General Corporation

James Hagan

C/O Susan Lanigan

1096 Wilmington Way

100 Mission Ridge

Brentwood, TN 37027

Goodlettsville, TN 37072

11.

Voluntary Execution.  Employee warrants, represents and agrees that he has been encouraged in writing to seek advice from anyone of his choosing regarding this Agreement, including his attorney and accountant or tax advisor prior to his signing it; that this Agreement represents written notice to do so; that he has been given the opportunity and sufficient time to seek such advice; and that he fully understands the meaning and contents of this Agreement. He further represents and warrants that he was not coerced, threatened or otherwise forced to sign this Agreement, and that his signature appearing hereinafter is voluntary and genuine.  EMPLOYEE UNDERSTANDS THAT HE MAY TAKE UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER OR NOT HE DESIRES TO ENTER INTO THIS AGREEMENT.

12.

Ability to Revoke Agreement.  EMPLOYEE UNDERSTANDS THAT HE MAY REVOKE THIS AGREEMENT BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN SEVEN (7) DAYS OF HIS EXECUTION OF THIS AGREEMENT AND THAT THIS AGREEMENT IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD.  HE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD THIS AGREEMENT WILL BE BINDING UPON HIM AND HIS HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE.

Acknowledged and Agreed To:

“COMPANY”

DOLLAR GENERAL CORPORATION

By:	/s/ David Perdue
David Perdue
Its:	Chief Executive Officer

I UNDERSTAND THAT BY SIGNING THIS AGREEMENT, I AM GIVING UP RIGHTS I MAY HAVE.  I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS AGREEMENT.

“EMPLOYEE”

/s/ James J. Hagan
James J. Hagan

Date 3/15/04

WITNESSED BY:

/s/ Melanie Burke

Date 3/15/04

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